UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 27, 2011

KIT DIGITAL, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-34437	11-3447894
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

168 Fifth Avenue, Suite 302	10010
New York, New York	(Zip Code)
(Address of principal executive offices)

Registrant's telephone number, including area code:  +1 (212) 661-4111

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR240.13e-4(c))

CURRENT REPORT ON FORM 8-K

KIT digital, Inc.

January 27, 2011

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On January 27, 2011, Kamal El-Tayara resigned as a member of our board of directors.  Mr. El-Tayara, who served as a company director since February 2008, resigned his position in order to focus on other business interests.

Mr. El-Tayara’s resignation did not result from any disagreement with us concerning any matter relating to the company’s operations, policies or practices.

(d) On January 27, 2011, Paul Ostergaard was elected to our board of directors.

Mr. Ostergaard, age 43, has been the Chief Executive Officer of ShipServ Limited, the world’s leading maritime e-marketplace, since 1999, when he founded the company.  ShipServ received the Red Herring 100 Europe 2008 Award, which recognizes Europe’s most innovative technology companies, and the First Tuesday Award 2009 for Most Promising U.K. Technology Business.  Before founding ShipServ, Mr. Ostergaard  was Director of Strategy for Oracle Online at Oracle, the world’s largest enterprise software company, from 1998 to 1999.  He was a consultant for Boston Consulting Group from 1997 to 1998, and started his career at J Lauritzen A/S, from 1990 to 1995.  Mr. Ostergaard received an M.B.A. from Harvard Business School.

Mr. Ostergaard’s executive management experience and expertise in e-commerce and technology matters make him well qualified as a member of our board of directors.

On January 30, 2011, Santo Politi was elected to our board of directors.

Mr. Politi, age 45, is a co-founder and General Partner of Spark Capital, a media, entertainment and technology focused venture fund, as well as a General Partner of several of its venture investment partnerships.  Since its founding in 2005, Mr. Politi has been involved in leading Spark Capital’s investments in more than 50 private technology companies including companies in the internet video field.  From December 2005 to January 2011, Mr. Politi served as a director of KickApps Corporation, which was recently acquired by KIT digital.  Prior to founding Spark Capital, Mr. Politi was a Partner at Charles River Ventures, a venture capital fund, from 2001 to 2004, the President of New Media for Blockbuster Entertainment from 1999 to 2000, and co-founder of BT Venture Partners, an early-stage venture capital firm affiliated with Bankers Trust, from 1997 to 1999.  Mr. Politi has also previously held various engineering and management positions with the Video Systems Division of Matsushita Electric Industrial from 1993 to 1997, Panasonic Broadcast and Televisions Systems Company from 1990 to 1993 and Western Instruments, a subsidiary of Schlumberger Industries, from 1989 to 1990.  Mr. Politi holds an M.B.A. degree in finance from the Wharton School of the University of Pennsylvania.

Mr. Politi’s in-depth knowledge of the IP video market and the broad range of companies in the industry make him well qualified as a member of our board of directors.  He also brings transactional expertise including mergers and acquisitions and capital markets.

Neither Mr. Ostergaard nor Mr. Politi has engaged in a related party transaction with us during the last two years, and there are no family relationships between Mr. Ostergaard or Mr. Politi and any of our other directors or executive officers.  Our board of directors has determined that each of Mr. Ostergaard and Mr. Politi is “independent,” as independence is defined in the listing standards for the Nasdaq Stock Market.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KIT DIGITAL, INC.

Date: January 31, 2011	By:	/s/ Kaleil Isaza Tuzman
Kaleil Isaza Tuzman
Chairman and Chief Executive Officer